Exhibit 5(a)

                                                  August 15, 1996

Board of Directors
Conseco, Inc.
11825 N. Pennsylvania Street
Carmel, Indiana 46032

Re:      Conseco, Inc.
         Registration Statement on Form S-8

Gentlemen and Madam:

         I am Executive Vice President and General Counsel for Conseco, Inc., an Indiana corporation (the "Company"), and in such capacity, I exercise general supervision over the Company's legal affairs. I and lawyers over whom I exercise general supervision ("we") have acted as counsel to the Company in connection with the Registration Statement on Form S-8 concerning shares of common stock, no par value, of the Company ("Common Stock") to be issued in connection with the Life Partners Group, Inc. 1992 Incentive and Non-statutory Stock Option Plan (the "Plan"). In connection with our representation, we have examined the corporate records of the Company, including its Amended and Restated Articles of Incorporation, as amended, By-Laws and other corporate records and documents and have made such other examinations as we consider necessary to render this opinion. Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana.

         2.       The Plan and the shares of Common Stock
                  covered by the Plan have been duly authorized by all requisite corporate action.

         3. With respect to the authorized but unissued shares of Common Stock covered by the Plan, such shares, when issued in accordance with the terms and provisions for their issuance, will be validly issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the registration statement referred to above and to all references to me in such registration statement.

                                                 Very truly yours,


                                                /s/ LAWRENCE W. INLOW
                                                ----------------------
                                                Lawrence W. Inlow


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